Materials Prepared For: Private and Confidential March 26, 2009 Project PETUNIA Exhibit(C)(v)

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Project PETUNIA Valuation Analysis

PETUNIA’s stock price exhibits significant volatility
PETUNIA’s internal projections vary dramatically from analyst estimates, largely due to non-interest expense and net interest margin assumptions
2009 EPS estimate of $0.92 vs. $0.41, respectively
2010 EPS estimate of $1.76 and $0.59, respectively
Follow-up calls with PETUNIA management indicate that planned non-interest expense reductions may not be fully incorporated in analyst estimates
There is a significant amount of expenses incurred at Parent that is not downstreamed to PETUNIA and potentially not fully captured in NPV analysis
Professional services, head office allocations, recruiting expenses, financing advantages, etc.
Project PETUNIA Valuation Analysis
Observations

Volume
Share Price ($)
12/31/2008
1/8/2009
1/15/2009
1/23/2009
1/30/2009
2/6/2009
2/13/2009
2/23/2009
3/2/2009
3/9/2009
3/16/2009
3/23/2009

SANDLER O'NEILL + PARTNERS, L.P.

Project PETUNIA Valuation Analysis
Recent Stock Price Performance
0
20,000
40,000
60,000
80,000
100,000
120,000
140,000
160,000
$0.00
$2.00
$4.00
$6.00
$8.00
$10.00
$12.00
$14.00
$16.00
Volume Closing Price 20-Day Average
Year-to-Date Stock Price and Volume
As of March 23, 2009
Source: SNL Financial

Price Change (%)
12/31/2008
1/8/2009
1/15/2009
1/23/2009
1/30/2009
2/6/2009
2/13/2009
2/23/2009
3/2/2009
3/9/2009
3/16/2009
3/23/2009

SANDLER O'NEILL + PARTNERS, L.P.

Project PETUNIA Valuation Analysis
Recent Stock Price Performance
Year-to-Date Comparative Stock Price Performance
40%
50%
60%
70%
80%
90%
100%
110%
120%
PETUNIA SNL Bank and Thrift DJIA S&P 500
As of March 23, 2009
Source: SNL Financial

Project PETUNIA Valuation Analysis
NPV Analysis – Based on Company’s Internal Projections
Assumptions:
12/31/2009 12/31/2010 12/31/2011 12/31/2012
Stockprice as of  03/24/09 $7.79
Earnings $42,900 $82,100 $97,900 $129,900
Discount Rate 11.17% Earnings Per Share $0.92 $1.76 $2.10 $2.79
Shares Outstanding in 2013 (000s) 46,639 Dividends Per Share $0.00 $0.88 $1.57 $2.09
Dividend Payout Ratio 0%  50%  75%  75%
Calculation of Discount Rate:
$36.05
8.0x 9.0x 10.0x 11.0x 12.0x 13.0x
10 Year Treasury Bond 2.65% 9.0% 19.22 21.19 23.17 25.14 27.11 29.09
2 Year Beta of Stock 120.00%
10.0% 18.56 20.46 22.36 24.26 26.17 28.07
Equity Risk Premium 7.10%
11.0% 17.92 19.75 21.59 23.42 25.26 27.09
Discount Rate 11.17% 12.0% 17.31 19.08 20.85 22.62 24.39 26.16
13.0% 16.73 18.44 20.14 21.85 23.56 25.27
14.0% 16.17 17.82 19.47 21.12 22.77 24.41
15.0% 15.63 17.23 18.82 20.41 22.00 23.60
$36.05
8.0x 9.0x 10.0x 11.0x 12.0x 13.0x
(25.0%) 14.17 15.53 16.90 18.27 19.64 21.00
Under Budget (20.0%) 14.90 16.35 17.81 19.27 20.73 22.19
(15.0%) 15.63 17.18 18.73 20.28 21.83 23.38
(10.0%) 16.35 18.00 19.64 21.28 22.92 24.56
(5.0%) 17.08 18.82 20.55 22.28 24.01 25.75
Match Budget 0.0% 17.81 19.64 21.46 23.28 25.11 26.93
5.0% 18.54 20.46 22.37 24.29 26.20 28.12
10.0% 19.27 21.28 23.28 25.29 27.30 29.30
15.0% 20.00 22.10 24.20 26.29 28.39 30.49
Exceed Budget 20.0% 20.73 22.92 25.11 27.30 29.48 31.67
25.0% 21.46 23.74 26.02 28.30 30.58 32.86
$11.20
75% 100% 125% 150% 175% 200%
9.0% 9.91 12.06 14.22 16.38 18.53 20.69
10.0% 9.57 11.65 13.73 15.81 17.89 19.97
11.0% 9.26 11.26 13.27 15.27 17.28 19.28
12.0% 8.95 10.89 12.82 14.76 16.69 18.63
13.0% 8.66 10.53 12.40 14.26 16.13 18.00
14.0% 8.38 10.19 11.99 13.79 15.59 17.40
15.0% 8.12 9.86 11.60 13.34 15.08 16.82
PRESENT VALUE PER SHARE - Based on Price/Earnings; Net Present Value for Period Ending 12/2012
PRESENT VALUE PER SHARE - Based on Price/Earnings; Net Present Value for Period Ending 12/2012
PRESENT VALUE PER SHARE - Based on Tangible Book Value; Net Present Value for Period Ending 12/2012
Discount
Rate
Discount
Rate

Project PETUNIA Valuation Analysis
NPV Analysis – Based on Analyst Estimates¹
¹ Based on First Call Analyst data.  Analyst estimates
available for 2009 and 2010. Long-term growth rate of
10% assumed for 2011 and 2012.  Dividend payout
ratios estimated to match Company’s projections
Assumptions: 12/31/2009 12/31/2010 12/31/2011 12/31/2012
Stockprice as of  03/24/09 $7.79 Earnings $19,119 $27,517 $30,315 $33,114
Discount Rate 11.17%
Earnings Per Share $0.41 $0.59 $0.65 $0.71
Shares Outstanding in 2013 (000s) 46,639
Dividends Per Share $0.00 $0.30 $0.49 $0.53
Dividend Payout Ratio 0%  50%  75%  75%
Calculation of Discount Rate:
$9.31
8.0x 9.0x 10.0x 11.0x 12.0x 13.0x
10 Year Treasury Bond 2.65%
9.0% 5.03 5.53 6.03 6.53 7.04 7.54
2 Year Beta of Stock 120.00%
10.0% 4.85 5.34 5.82 6.31 6.79 7.28
Equity Risk Premium 7.10%
Discount
11.0% 4.69 5.16 5.62 6.09 6.56 7.03
Discount Rate 11.17%
Rate
12.0% 4.53 4.98 5.43 5.88 6.34 6.79
13.0% 4.38 4.81 5.25 5.69 6.12 6.56
14.0% 4.23 4.65 5.08 5.50 5.92 6.34
15.0% 4.10 4.50 4.91 5.31 5.72 6.13
$9.31
8.0x 9.0x 10.0x 11.0x 12.0x 13.0x
(25.0%) 3.73 4.08 4.43 4.78 5.13 5.47
Under Budget
(20.0%) 3.92 4.29 4.66 5.03 5.40 5.78
(15.0%) 4.10 4.50 4.89 5.29 5.68 6.08
(10.0%) 4.29 4.71 5.13 5.54 5.96 6.38
(5.0%) 4.47 4.92 5.36 5.80 6.24 6.68
Match Budget
0.0% 4.66 5.13 5.59 6.06 6.52 6.99
5.0% 4.85 5.33 5.82 6.31 6.80 7.29
10.0% 5.03 5.54 6.06 6.57 7.08 7.59
15.0% 5.22 5.75 6.29 6.82 7.36 7.89
Exceed Budget
20.0% 5.40 5.96 6.52 7.08 7.64 8.19
25.0% 5.59 6.17 6.75 7.33 7.91 8.50
$7.62
75% 100% 125% 150% 175% 200%
9.0%
6.42 8.23 10.04 11.84 13.65 15.46
10.0% 6.20 7.94 9.68 11.42 13.17 14.91
Discount
11.0% 5.99 7.67 9.35 11.03 12.71 14.39
Rate
12.0% 5.78 7.40 9.02 10.64 12.27 13.89
13.0% 5.59 7.15 8.72 10.28 11.84 13.41
14.0% 5.40 6.91 8.42 9.93 11.44 12.95
15.0% 5.22 6.68 8.14 9.60 11.05 12.51
PRESENT VALUE PER SHARE - Based on Price/Earnings; Net Present Value for Period Ending 12/2012
PRESENT VALUE PER SHARE - Based on Price/Earnings; Net Present Value for Period Ending 12/2012
PRESENT VALUE PER SHARE - Based on Tangible Book Value; Net Present Value for Period Ending 12/2012

Recent Market Volatility
Project PETUNIA Valuation Analysis
SNL Indices: Price/LTM EPS (x) Multiples from January 1994 to Present
8x
10x
12x
14x
16x
18x
20x
22x
24x
26x
'93 '95 '96 '97 '98 '99 '00 '01 '02 '03 '04 '05 '06 '07 '08 '09
SNL Small Cap Bank & Thrift SNL Mid Cap Bank & Thrift SNL Large Cap Bank & Thrift
Performance Since January 1994 Market
Cap.
Index High Low Median ($mm)
SNL Micro Cap Bank & Thrift 22.0x 11.8x 16.4x < $250
SNL Small Cap Bank & Thrift 23.2x 11.3x 16.5x $250 - $1,000
SNL Mid Cap Bank & Thrift 23.7x 9.7x 16.4x $1,000 - $5,000
SNL Large Cap Bank & Thrift 25.4x 8.3x 15.3x > $5,000
As of March 23, 2009
Source: SNL Financial

Recent Market Volatility
Project PETUNIA Valuation Analysis
As of March 23, 2009
(1) All publicly traded banks and thrifts less MHCs and targets of announced merger transactions
Source: SNL Financial
SNL Indices: Price/ Tangible Book (%) Multiples from January 1994 to Present
50%
100%
150%
200%
250%
300%
350%
400%
450%
500%
'93 '95 '96 '97 '98 '99 '00 '01 '02 '03 '04 '05 '06 '07 '08 '09
SNL Small Cap Bank & Thrift SNL Mid Cap Bank & Thrift SNL Large Cap Bank & Thrift
Current Price / Tangible Book Value
(1)
624 Banks and thrifts trading below 100%
168 Banks and thrifts trading between 100% and 150%
67 Banks and thrifts trading between 150% and 200%
103 Banks and thrifts trading above 200%
Performance Since January 1994 Market
Cap.
Index High Low Median ($mm)
SNL Micro Cap Bank & Thrift 241% 94% 173% < $250
SNL Small Cap Bank & Thrift 313% 109% 224% $250 - $1,000
SNL Mid Cap Bank & Thrift 386% 118% 282% $1,000 - $5,000
SNL Large Cap Bank & Thrift 453% 131% 339% > $5,000

Project PETUNIA Valuation Analysis
Precedent Buy-In Transactions¹
Date
Announced Acquiror Name Target Name
Value of
Transaction
($mm)
% of
Shares
Acquired²
% of
Shares
Owned Post
Transaction
Premium
4 Weeks
Prior to
Ann. Date³
11/16/07 ACE Hi Merger Corp Atlantic Coast Ent Hldg Inc 12.3 5.9 100.0 21.1
05/25/07 Samson Investment Co PYR Energy Corp 10.9 25.0 100.0 2.4
05/18/07 KLA-Tencor Corp Therma-Wave Inc 7.3 11.8 100.0 6.9
02/26/07 ROG Acquisition Inc Refac Optical Group 11.0 10.3 100.0 53.5
08/23/06 CP Newco Inc Case Pomeroy & Co Inc 73.5 14.0 100.0 8.8
03/21/06 Erie Indemnity Co Erie Family Life Insurance Co 75.3 24.9 100.0 20.8
06/10/03 Martin Sosnoff Atalanta/Sosnoff Capital Corp 23.5 20.9 100.0 9.4
04/07/03 Computer Network Technology INRANGE Technologies Corp 17.1 9.0 100.0 23.2
04/01/03 Liberty Media Corp Liberty Satellite & Tech Inc 20.4 13.0 100.0 25.7
08/14/02 First Banks Inc,Clayton,MO First Banks America Inc,TX 26.2 6.2 100.0 1.1
05/16/02 Citizens Communications Co Electric Lightwave Inc 5.5 15.3 100.0 (10.3)
04/29/02 LatCo Inc Latshaw Enterprises Inc 6.0 21.3 94.1 10.0
03/18/02 ProAssurance Corp Meemic Holdings Inc 35.4 18.8 100.0 36.1
03/04/02 IOS Brands Corp FTD.COM INC 24.6 15.4 100.0 (57.0)
10/12/01 Liberty Media Corp Liberty Digital Inc 69.1 10.4 100.0 (28.2)
09/18/01 Seneca Investments LLC Organic Inc 5.8 20.0 100.0 (17.5)
04/03/01 Soros Private Equity Partners Bluefly Inc 10.0 19.1 91.9 70.2
10/17/00 Thermo Electron Corp Trex Medical Corp(ThermoTrex) 16.1 23.0 100.0 (25.2)
08/28/00 Investor Group 800-JR Cigar Inc 33.3 21.6 100.0 18.2
07/20/00 Kennametal Inc JLK Direct Distribution Inc 36.5 17.0 100.0 68.7
01/31/00 Thermo Instrument Systems Inc Thermo Optek Corp 51.8 10.0 100.0 41.2
01/31/00 Thermedics(Thermo Electron) Thermo Sentron Inc(Thermedics) 30.7 19.5 100.0 6.9
01/31/00 Thermo Instrument Systems Inc ThermoQuest Corp 96.9 14.6 100.0 61.9
01/31/00 Thermo Instrument Systems Inc Metrika Systems Corp 14.2 21.7 100.0 46.9
01/31/00 Thermo Instrument Systems Inc ONIX Systems Inc 23.1 18.8 100.0 38.5
01/31/00 Thermedics(Thermo Electron) 17.0 11.8 100.0 14.3
High 96.9 25.0 100.0 70.2
Low 5.5 5.9 91.9 (57.0)
Mean 29.0 16.1 99.5 17.2
Median 21.8 16.2 100.0 16.2
4
High $13.26
Low $3.35
Mean $9.13
Median $9.05
1
All buy-in transactions in the U.S. since 2000 with a deal value between $5 million and $100 million with 5-25% of shares acquired in transaction and resultant ownership of 90-100%
² Represents percent of total shares acquired
3
Market premium based on last date before announcement of transaction or intent to pursue transaction
4
Based on last trade of $7.79 on March 23, 2009
Source: SDC
Thermedics Detection Inc
PETUNIA Imputed Valuation

Project PETUNIA Valuation Analysis
Financial data as of 12/31/08 and market data as of 03/23/09
Source: SNL Financial
Selected Puerto Rican Based Banks and U.S. Based Banks with Assets of $8-12 Billion
Data as of or for the Period Ending September 30, 2008
Pricing Data as of March 23, 2009
Book Value & Earnings Multiple Dividend & Liquidity
LTM Price/ LTM LTM
Shares Stock Price Tangible LTM 2009 Estimate 2010 Estimate Dividend Dividend Market
Outs. Price Change Book Book EPS Est. P/E Est. P/E Yield Payout Cap
Name City, St. (mm) ($) (%) (%) (%) (x) ($) (x) ($) (x) (%) (%) ($mm)
Doral Financial Corp. San Juan, PR 53.8 2.28 (89.1) 14 14 NM (0.19) NM 0.33 6.9 0.00 0.0 123
EuroBancshares Inc. San Juan, PR 19.5 0.59 (88.5) 7 7 NM (0.86) NM (0.10) NM 0.00 0.0 12
Oriental Financial Group Inc. San Juan, PR 24.2 4.73 (79.6) 44 44 5.3 2.19 2.2 1.94 2.4 19.93 NM 114
MEDIAN (88.5) 14 14 NM (0.19) NM 0.33 4.7 0.00 0.0 114
Cathay General Bancorp El Monte, CA 49.5 11.91 (48.4) 46 62 11.9 0.25 47.6 1.06 11.2 4.99 42.0 590
FirstMerit Corp. Akron, OH 81.5 19.55 (8.2) 170 200 13.2 1.18 16.6 1.36 14.4 8.17 78.4 1,592
Bank of Hawaii Corp. Honolulu, HI 47.8 35.38 (32.7) 214 224 8.9 2.97 11.9 3.25 10.9 5.71 44.4 1,691
Wintrust Financial Corp. Lake Forest, IL 23.9 14.83 (60.0) 33 46 19.5 (0.16) NM 1.00 14.8 3.35 47.4 354
UMB Financial Corp. Kansas City, MO 41.0 46.35 8.2 195 223 19.5 2.18 21.3 2.37 19.6 1.76 27.5 1,902
National Penn Bancshares Inc. Boyertown, PA 82.1 9.19 (51.9) 64 129 21.9 0.75 12.3 0.90 10.2 9.92 162.5 755
Trustmark Corp. Jackson, MS 57.3 19.82 (11.2) 96 132 12.5 1.27 15.6 1.47 13.5 5.56 57.9 1,136
PrivateBancorp Inc. Chicago, IL 33.6 14.98 (55.3) 83 100 NM 0.09 166.4 1.01 14.8 2.74 NM 503
F.N.B. Corp. Hermitage, PA 89.7 8.47 (47.1) 82 216 19.3 0.66 12.8 0.81 10.5 17.84 218.2 760
Corus Bankshares Inc. Chicago, IL 53.7 0.30 (97.1) 5 5 NM (8.99) NM NA NA 156.25 NM 16
MB Financial Inc. Chicago, IL 34.9 15.42 (52.2) 51 82 35.0 0.84 18.4 1.27 12.1 6.00 163.6 539
Umpqua Holdings Corp. Portland, OR 60.2 12.13 (24.0) 49 100 14.8 0.10 121.3 0.50 24.3 8.04 75.6 730
First Midwest Bancorp Inc. Itasca, IL 48.6 9.61 (67.8) 51 75 9.6 0.84 11.4 1.58 6.1 17.09 115.5 467
United Bankshares Inc. Charleston, WV 43.4 18.00 (35.3) 106 187 9.0 1.65 10.9 1.78 10.1 7.98 58.0 782
United Community Banks Inc. Blairsville, GA 48.1 4.38 (78.4) 21 32 NM (1.89) NM (0.62) NM 5.25 NM 211
SVB Financial Group Santa Clara, CA 32.9 20.81 (54.7) 69 70 9.1 0.90 23.1 1.73 12.0 0.00 0.0 685
MEDIAN (50.2) 67 100 13.2 0.80 16.6 1.27 12.1 5.85 58.0 708
HIGH 8.2 214 224 35.0 2.97 166.4 3.25 24.3 156.25 218.2 1,902
LOW (97.1) 5 5 5.3 (8.99) 2.2 (0.62) 2.4 0.00 0.0 12
MEAN (48.7) 70 97 14.0 0.19 32.8 1.14 11.4 14.03 68.2 648
MEDIAN (52.2) 51 82 12.8 0.75 16.1 1.17 11.6 5.71 57.9 590
PETUNIA San Juan, PR 46.6 7.79 (43.4) 66 88 33.9 0.38 20.5 0.59 13.2 2.57 87.0 363
Ranking out of 20: 7 9 10 2 12 6 15 7 16 5 14
Implied PETUNIA share price based on aggregate comparable group median values: $6.09 $7.29 $2.95 $6.11 $6.86